EXHIBIT 10.13

I, Sohail Quraeshi, hereby irrevocably waive any right to compensation as a Director of Escue Energy, Inc. (the “Company”) due me pursuant to Section 4.4.3 of that certain Employment Agreement between me and the Company dated April 1, 2015 for the fiscal years ended December 31, 2015 and December 31, 2016.

Dated: August 17, 2016	By:	/s/ Sohail Quraeshi
Sohail Quraeshi